UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 28, 2014

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

                         (607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 28, 2014, Leatherstocking Gas Company, LLC (“Leatherstocking Gas” or “Borrower”) and Leatherstocking Pipeline Company, LLC (“Leatherstocking Pipeline” or “Guarantor”), each a New York limited liability company owned 50% by each of Corning Natural Gas Holding Corporation (the “Holding Company”) and Mirabito Regulated Industries, LLC (“MRI”), entered into a loan agreement with Five Star Bank (“Lender”) pursuant to which Leatherstocking Gas may borrow up to $4 million (the “Loan”) to finance the work and services required for the infrastructure costs and ongoing costs of an underground piping construction project in Montrose, Bridgewater and Dimock, Pennsylvania (the “Project”).

Advances on the Loan are subject to approval at the Lender’s discretion and require matching 60% of each advance of the Loan with 40% of Borrower equity with a total of $1.6 million in Borrower equity in the Project required. The Loan is evidenced by a Line of Credit Note (the “Note”) in the maximum principal amount of $4 million, maturing on September 1, 2021. Interest on the principal amount outstanding under the Note is payable monthly and accrues at a variable rate equal to the prime rate announced from time to time in the Wall Street Journal until September 1, 2016. From September 1, 2016 to September 1, 2021, interest on the Note accrues at a fixed rate equal to the 5/10 Federal Home Loan Bank of New York Amortizing Advance Rate published by the Federal Home Loan Bank of New York as in effect five business days prior to September 1, 2016. Principal repayments commence October 1, 2016 through October 1, 2021 (“Maturity”) on a ten-year amortization schedule with the remaining principal amount and all accrued and unpaid interest due on Maturity (or earlier repayment of the Note). The Note may be prepaid without penalty.

There are various affirmative and negative covenants of Borrower in connection with the Loan including, among others, a minimum debt service coverage ratio (as defined in the Note) of 1.15x measured annually, compliance and financial statement requirements, and prohibitions on loans, creating additional liens or leases or dispositions of accounts receivable. Events of default which result in immediate termination of the Lender’s obligation to make any additional advances under the Loan and accelerate the principal of the Note include, without limitation: default in the payment of principal or interest on the Note, misrepresentations, breach of covenants, default in any other obligation of Borrower or Guarantor which results in the acceleration of that obligation, failure to timely deliver financial statements, failure to pay taxes prior to the date penalties attach thereto, ERISA termination events, money judgments in excess of $10,000, and any attachment or garnishment of any property of Borrower or Guarantor not discharged within 10 days. In addition, additional events of default under the Note, including bankruptcy and insolvency events, a material adverse change or deterioration of the financial condition of the Borrow, and discontinuance of any business of Borrower or Guarantor, may result in the acceleration of the principal of the Note by the Lender.

Leatherstocking Pipeline guaranteed the payment of the obligations of Borrower to the Lender under the Loan or any other obligations pursuant to a Continuing Unlimited Guaranty. The Loan is secured by a General Security Agreement given by each of the Borrower and the Guarantor with respect to substantially all of their assets including, without limitation, equipment, accounts receivable and contract rights, inventory and general intangibles.

The interests of Corning Natural Gas Holding Corporation and Mirabito Regulated Industries, LLC in the Borrower and Guarantor are also pledged as additional collateral for the Loan pursuant to Pledge and Security Agreements. Each of the collateral documents contains various representations, warranties and covenants and contains additional events of default. Defaults under any of the collateral documents may permit the Lender to accelerate the repayment of the Loan.

The various documents described above are filed as exhibits to this Current Report on Form 8-K and the descriptions are qualified in their entirety by reference to the full text of such documents.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Loan Agreement, dated August 28, 2014, from Leatherstocking Gas Company, LLC (“Borrower”) and Leatherstocking Pipeline Company, LLC (“Guarantor”) and Five Star Bank (“Lender”)

Exhibit 10.2 Line of Credit Note, dated August 28, 2014, from Borrower to Lender in the maximum principal amount of $4,000,000

Exhibit 10.3 General Security Agreement, dated August 27, 2014, from Borrower to Lender

Exhibit 10.4 General Security Agreement, dated August 27, 2014, from Guarantor to Lender

Exhibit 10.5 Unlimited Continuing Guarantee, dated August 27, 2014, from Guarantor to Lender

Exhibit 10.6 Pledge and Security Agreement, dated August 27, 2014, from Corning Natural Gas Holding Corporation and Mirabito Regulated Industries, LLC to Lender with respect to interests in Borrower

Exhibit 10.7 Pledge and Security Agreement, dated August 27, 2014, from Corning Natural Gas Holding Corporation and Mirabito Regulated Industries, LLC to Lender with respect to interests in Guarantor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: September 4, 2014

INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 10.1 Loan Agreement, dated August 28, 2014, from Leatherstocking

Gas Company, LLC (“Borrower”) and Leatherstocking Pipeline

Company, LLC (“Guarantor”) and Five Star Bank (“Lender”) Filed herewith

Exhibit 10.2 Line of Credit Note, dated August 28, 2014, from Borrower to Lender in the maximum principal amount of $4,000,000 Filed herewith

Exhibit 10.3 General Security Agreement, dated August 27, 2014, from

Borrower to Lender Filed herewith

Exhibit 10.4 General Security Agreement, dated August 27, 2014, from

Guarantor to Lender Filed herewith

Exhibit 10.5 Unlimited Continuing Guarantee, dated August 27, 2014,

from Guarantor to Lender Filed herewith

Exhibit 10.6 Pledge and Security Agreement, dated August 27, 2014, from

Corning Natural Gas Holding Corporation and Mirabito

Regulated Industries, LLC to Lender with respect to interests in Borrower Filed herewith

Exhibit 10.7 Pledge and Security Agreement, dated August 27, 2014, from

Corning Natural Gas Holding Corporation and Mirabito

Regulated Industries, LLC to Lender with respect to interests in Guarantor Filed herewith